Exhibit 23.3
CONSENT OF STANTEC CONSULTING SERVICES INC.

The undersigned hereby consents to the references to our name in the form and context in which they appear in this Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). We hereby further consent to (i) the use in the Annual Report of information relating to our technical report summary entitled “Technical Report Summary – Trona Property” dated February 11, 2022 (and to the filing thereof as an exhibit to the Annual Report), and the related letter agreement dated February 3, 2025, and (ii) the incorporation by reference in the following Registration Statements, including any amendment thereto, any related prospectus and any related prospectus supplement of such information:

(1) Registration Statement (Form S-3 No. 333-219710) of Genesis Energy, L.P. and subsidiaries,
(2) Registration Statement (Form S-3 No. 333-232439) of Genesis Energy, L.P.,
(3) Registration Statement (Form S-3 No. 333-173337) of Genesis Energy, L.P.,
(4) Registration Statement (Form S-3 No. 333-150239) of Genesis Energy, L.P.,
(5) Registration Statement (Form S-3 No. 333-235606) of Genesis Energy, L.P., and
(6) Registration Statement (Form S-3 No. 333-278743) of Genesis Energy, L.P. and subsidiaries.

Stantec Consulting Services Inc.

/s/ Patrick G. Akers

Patrick G. Akers, Senior Principal
Stantec Consulting Services Inc.

Date: March 3, 2025